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Exhibit 4.13

NTL Incorporated
NTL Cable PLC
Communications Cable Funding Corp.
NTL (UK) Group, Inc.
NTL Communications Limited
NTL Investment Holdings Limited

£375,000,000 of 9.75% Senior Notes due 2014
U.S.$425,000,000 of 8.75% Senior Notes due 2014
€225,000,000 of 8.75% Senior Notes due 2014
U.S.$100,000,000 of Floating Rate Senior Notes due 2012

Exchange and Registration Rights Agreement

April 13, 2004

Credit Suisse First Boston (Europe) Limited
One Cabot Square
London E14 4QJ
England

and

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB
England

and

Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4A 2BB
England

and

Morgan Stanley & Co. International Limited
25 Cabot Square
London E14 4QA
England

        On behalf of themselves and as representatives of the several Initial Purchasers who are named in Schedule I to the Purchase Agreement.

Ladies and Gentlemen:

        NTL Cable PLC, a public limited company organized under the laws of England and Wales (the "Company"), proposes to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) an aggregate of £375,000,000 principal amount of the 9.75% Senior Notes due 2014, an aggregate of U.S.$425,000,000 principal amount of the 8.75% Senior Notes due 2014, an aggregate of €225,000,000 principal amount of the 8.75% Senior Notes due 2014 and an aggregate of U.S.$100,000,000 principal amount of Floating Rate Senior Notes due 2012. The Securities (as defined herein) are to be unconditionally guaranteed as to payments of principal and interest by NTL Incorporated, a Delaware corporation (the "Parent"). Additionally, Communications Cable Funding Corp, a Delaware corporation ("CCFC"), NTL (UK) Group, Inc., a Delaware corporation ("NTL UK"), and NTL Communications Limited, a limited company organized under the laws of England and Wales ("NTL Communications" and, together with CCFC and NTL UK, the "Intermediate Guarantors") will each unconditionally guarantee the Securities as to payments of principal and interest. The Securities will also be guaranteed on a subordinated and conditional basis by NTL Investment Holdings limited, a limited company organized under the laws of England and Wales ("NTL Holdings" and together with the Parent and the Intermediate Guarantors, the "Guarantors"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Guarantors agrees with the Initial Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

        1.    Certain Definitions.    For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

          "Base Interest" shall mean the interest that would otherwise accrue on each class of Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Exchange and Registration Rights Agreement.

          The term "broker-dealer" shall mean any broker or dealer registered with the Commission under the Exchange Act.

          "Closing Date" shall mean the date on which the Securities are initially issued.

          "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          "Effective Time," in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

          "Electing Holder" shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          "Exchange Offer" shall have the meaning assigned thereto in Section 2(a) hereof.

          "Exchange Registration" shall have the meaning assigned thereto in Section 3(c) hereof.

          "Exchange Registration Statement" shall have the meaning assigned thereto in Section 2(a) hereof.

          "Exchange Securities" shall have the meaning assigned thereto in Section 2(a) hereof.

          The term "holder" shall mean each of the Initial Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

          "Indenture" shall mean the Indenture, dated as of April 13, 2004, among the Company, the Parent, the Intermediate Guarantors, NTL Holdings and The Bank of New York, as Trustee, as the same shall be amended from time to time, pursuant to which the Securities will be issued.

          "Initial Purchasers" shall mean the Initial Purchasers named in Schedule I to the Purchase Agreement, as such Schedule may be adjusted in accordance with the terms and conditions of Section 4(b) thereto.

          "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

          The term "person" shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

          "Participating Broker-Dealer" means any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Registrable Securities that were acquired by such broker-dealer as a result of market-making or other trading activities.

          "Purchase Agreement" shall mean the Purchase Agreement, dated as of April 2, 2004, among the Initial Purchasers and the Company, the Parent, the Intermediate Guarantors and NTL Holdings relating to the Securities.

          "Registrable Securities" shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(a) hereof, the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) hereof (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5 and 7 until resale of such Registrable Security has been effected within the 180-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; (iv) such Security is eligible to be sold pursuant to paragraph (k) of Rule 144 (that is, without limitation under clauses (c), (e), (f) and (h) of Rule 144); or (v) such Security shall cease to be outstanding.

          "Registration Default" shall have the meaning assigned thereto in Section 2(c) hereof.

          "Registration Expenses" shall have the meaning assigned thereto in Section 4 hereof.

          "Resale Period" shall have the meaning assigned thereto in Section 2(a) hereof.

          "Restricted Holder" shall mean (i) a holder that is an affiliate of the Company and the Parent within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder's business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a Participating Broker-Dealer.

          "Rule 144," "Rule 405" and "Rule 415" shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

          "Securities" shall mean, collectively, the aggregate principal amount of £375,000,000 of 9.75% Senior Notes due 2014, the aggregate principal amount of U.S.$425,000,000 of 8.75% Senior Notes due 2014, the aggregate principal amount of €225,000,000 of 8.75% Senior Notes due 2014 and the aggregate principal amount of U.S.$100,000,000 of the Floating Rate Senior Notes due 2012 of the Company to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

          "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

          "Shelf Registration" shall have the meaning assigned thereto in Section 2(b) hereof.

          "Shelf Registration Statement" shall have the meaning assigned thereto in Section 2(b) hereof.

          "Special Interest" shall have the meaning assigned thereto in Section 2(c) hereof.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

        Unless the context otherwise requires, any reference herein to a "Section" or "Clause" refers to a Section or Clause, as the case may be, of this Exchange and Registration Rights Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

        2.    Registration Under the Securities Act.

          (a)   Except as set forth in Section 2(b) below, the Company and the Guarantors agree to file under the Securities Act no later than 360 days after the Closing Date, a registration statement relating to an offer to exchange (provided that if such registration statement has not been filed at the time the Parent or the Company files its next annual report on Form 10-K or Form 20-F, as soon as practicable thereafter) (such registration statement, the "Exchange Registration Statement", and such offer, the "Exchange Offer") any and all of the Registrable Securities for a like aggregate principal amount of debt securities issued by the Company, which debt securities are substantially identical to the Securities, including the currency denominations, (and are entitled to the benefits of an indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest contemplated in Section 2(c) below (such new debt securities hereinafter called "Exchange Securities"). (Interest on the Exchange Securities will be paid in accordance with the terms of the Indenture, including that interest on each Exchange Security will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange thereof or, if no interest has been paid on such Securities, from the date of its original issue.) The Company and the Guarantors agree to use their reasonable best efforts to cause the Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 435 days after the Closing Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and the Guarantors further agree to use their reasonable best efforts to commence and complete the Exchange Offer promptly, hold the Exchange Offer open for at least 30 days (or longer if required by applicable law) and exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. Notwithstanding the above, if the Exchange Offer has not been completed within 45 days (or longer if required by applicable law) after the initial effective date of the Exchange Registration Statement, Special Interest, as defined in Section 2(c), accrues as set forth therein. A holder who wishes to exchange Securities for Exchange Securities in the Exchange Offer will be required to represent that it is not, and will not become, a Restricted Holder; provided, however, that if it is an affiliate, it may participate in the Exchange Offer if it represents that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each Participating Broker-Dealer will be required to acknowledge that it will deliver a prospectus in connection with any resale of Exchange Securities. The Exchange Offer will be deemed to have been "completed" only if the debt securities received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America. The Exchange Offer shall be deemed to have been completed upon the Company having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer. The Company and the Guarantors agree (x) to include in the Exchange Registration Statement a prospectus for use in any resales of Exchange Securities by Participating Broker-Dealers and (y) to keep such Exchange Registration Statement effective for a period (the "Resale Period") beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the effective date of the Exchange Registration Statement (unless extended by Section 3(e)) or such time as such Participating Broker-Dealers are no longer required by law to deliver such a prospectus. With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 5(a), (c), (d) and (e) hereof.

          (b)   If (i) on or prior to the time the Exchange Offer is completed existing interpretations by the Staff of the Commission are changed such that the debt securities received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) for any other reason the Exchange Offer has not been completed within 465 days following the Closing Date or (iii) the Exchange Offer is not available to any holder of the Securities and such holder provides notice to the Company, the Company and the Guarantors shall, in lieu of (or, in the case of Clause (iii), after) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act as soon as practicable, but no later than 45 days after the time such obligation to file arises, a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the "Shelf Registration" and such registration statement, the "Shelf Registration Statement"), provided, however, that the Company and the Guarantors shall not be required to file any Shelf Registration Statement until the earlier of 45 days after the Exchange Offer is completed or 360 days following the Closing Date but, if the Exchange Registration Statement has been filed on or prior to that time, within 465 days following the Closing Date. The Company and the Guarantors agree to use their reasonable best efforts (x) to cause the Shelf Registration Statement to be declared effective no later than 90 days after such Shelf Registration Statement is filed and, except as subject to Section 3(e), to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the Effective Time (unless extended by Section 3(e)) or such time as there are no longer any Registrable Securities outstanding, provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this Clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof. During the time the Company and the Guarantors are required to keep such Shelf Registration Statement effective as set forth above, the Company and the Guarantors further agree to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company and the Guarantors agree to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

          (c)   In the event that (i) the Company and the Guarantors have not filed the Exchange Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b), respectively, or (ii) such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been completed within 45 days, or longer if required by applicable law, after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) hereof is filed and declared effective but shall thereafter either be withdrawn by the Company, voluntarily suspended by the Company for longer than the period allowed pursuant to Section 3(e) or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in Clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, subject to the provisions of Section 7(b), special interest ("Special Interest"), in addition to the Base Interest, shall accrue on the Securities at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period in the aggregate regardless of the number of periods in which a registration default occurs or is continuing.

          (d)   The Company and the Guarantors shall take all actions reasonably necessary or advisable to be taken by them to ensure that the transactions contemplated herein are effected as so contemplated.

          (e)   Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

        3.    Registration Procedures.

        If the Company and the Guarantors file a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

          (a)   At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act of 1939.

          (b)   In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (c)   In connection with the obligations of the Company and the Guarantors with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the "Exchange Registration"), if applicable, the Company and the Guarantors shall, as soon as practicable (or as otherwise specified):

            (i)    prepare and file with the Commission, as soon as practicable but no later than 360 days after the Closing Date, an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Securities by Participating Broker-Dealers during the Resale Period to be effected as contemplated by Section 2(a), and use their reasonable best efforts to cause such Exchange Registration Statement to become effective as soon as practicable thereafter, but no later than 435 days after the Closing Date;

            (ii)   prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each Participating Broker-Dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such Participating Broker-Dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

            (iii)  promptly notify each Participating Broker-Dealer that has requested or received copies of the prospectus included in such Exchange Registration Statement, and confirm such advice in writing, (A) when any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information (provided that such comments themselves need not be provided to any such broker-dealer), (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (iv)  in the event that the Company and the Guarantors would be required, pursuant to Section 3(c)(iii)(E) above, to notify any Participating Broker-Dealer holding Exchange Securities, without delay prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to Initial Purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (v)   use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

            (vi)  use their reasonable best efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each Participating Broker-Dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that the Company and the Guarantors shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein they would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction, (3) subject themselves to taxation in any jurisdiction where they are not subject to taxation prior to any such action or (4) make any changes to their respective organizational documents or any agreement between them and their respective stockholders;

            (vii) use their reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether U.S. federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Securities by Participating Broker-Dealers during the Resale Period;

            (viii)   provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time;

            (ix)  comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earnings statement of the Parent complying with Section 11(a) of the Securities Act (including, at the option of the Parent, Rule 158 thereunder).

          (d)   In connection with the obligations of the Company and the Guarantors with respect to the Shelf Registration, if applicable, the Company and the Guarantors shall, as soon as practicable (or as otherwise specified):

            (i)    prepare and file with the Commission, as soon as practicable but in any case within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use their reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as practicable but in any case within the time periods specified in Section 2(b);

            (ii)   not more than 30 calendar days after the filing of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

            (iii)  after the Effective Time of the Shelf Registration Statement, upon the written request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company and the Guarantors shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until as soon as practicable after such holder has returned a completed and signed Notice and Questionnaire to the Company;

            (iv)  prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof (subject to any extension pursuant to Section 3(e)) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission (for the avoidance of doubt, any such supplement or amendment filed by EDGAR shall be considered simultaneously furnished to the Elected Holders);

            (v)   comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

            (vi)  provide not more than one counsel for all the Electing Holders (selected in accordance with Section 4(h)) the opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

            (vii) for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Parent's principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration, and that they are not direct or indirect competitors of the Company or the Guarantors, such financial and other information and books and records of the Company and the Guarantors, and cause the officers, employees, counsel and independent certified public accountants of the Company and the Parent to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company or the Guarantors as being confidential, until such time as and to the extent (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company or the Guarantors prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, further, that if any such information is identified by the Company or the Guarantors as being confidential or proprietary, prior to being given such information, each person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information, including if reasonably necessary, executing a customary confidentiality agreement.

            (viii)   promptly notify each of the Electing Holders or holders requesting a Shelf Registration pursuant to Section 2(b), as applicable, and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information (provided that such comments need not be provided to any such Electing Holders), (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (for the avoidance of doubt, the obligation to comply with this provision shall apply in respect of an Electing Holder only after such Electing Holder has delivered a Notice and Questionnaire);

            (ix)  use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

            (x)   if requested by any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder, the name and description of such Electing Holder, the offering price of such Registrable Securities and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

            (xi)  furnish to each Electing Holder and the counsel referred to in Section 3(d)(vi) a conformed copy of such Shelf Registration Statement, each such amendment and supplement thereto (including, upon request, all exhibits thereto and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder and to permit such Electing Holder to satisfy the prospectus delivery requirements of the Securities Act; and the Company and the Guarantors hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

            (xii) use their reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of the States of the United States of America as any Electing Holder shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) above (subject to any extension pursuant to Section 3(e)) and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company and the Guarantors shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein they would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction, (3) subject themselves to taxation in any jurisdiction where they are not subject to taxation prior to any such action or (4) make any changes to their respective organizational documents or any agreement between them and their respective stockholders;

            (xiii) use their reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether U.S. federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities;

            (xiv) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

            (xv) provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time;

            (xvi) (A) make such representations and warranties to the Electing Holders in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain an opinion of counsel to the Company and the Parent (which may be inside counsel to the Company or the Parent) in customary form and covering such matters, of the type customarily covered by such an opinion as counsel to the Electing Holders (selected in accordance with Section 4(h)) may reasonably request, addressed to such Electing Holder or Electing Holders and dated the effective date of such Shelf Registration Statement, it being agreed that the matters to be covered by such opinion shall include the due incorporation and good standing of the Parent and its significant subsidiaries within the meaning of Regulation S-X (any such reference to "subsidiary" or "subsidiaries" of the Parent shall include the Company and NTL Holdings); the qualification of the Parent and its significant subsidiaries within the meaning of Regulation S-X to transact business as foreign corporations in any jurisdiction where such qualification is material; the due authorization, execution and delivery of the relevant agreement of the type referred to in this Section 3(d)(xvi); the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities in accordance with their terms; the filing of the Shelf Registration Statement and the sale of Securities thereunder will not cause a breach by the Parent or any of its subsidiaries of, or a default under, material agreements binding upon the Parent or any subsidiary of the Parent; the absence of governmental approvals required to be obtained in connection with the Shelf Registration, the offering and sale of the Registrable Securities or this Exchange and Registration Rights Agreement, except such approvals as may be required under state securities or blue sky laws or otherwise obtained; the material compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, respectively; and, as of the date of the opinion and of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein (in each case other than the financial statements and other financial information contained therein) of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (C) if requested by counsel to the Electing Holders, obtain a "cold comfort" letter or letters from the independent certified public accountants of the Parent addressed to the selling Electing Holders, dated (i) the effective date of such Shelf Registration Statement and (ii) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Shelf Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by counsel to the Electing Holders to evidence the accuracy of the representations and warranties made pursuant to Clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Section 5 hereof;

            (xvii)   notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Exchange and Registration Rights Agreement pursuant to Section 7(h) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

            (xviii)   comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but in any event not later than eighteen months after the effective date of such Shelf Registration Statement, an earning statement of the Parent and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Parent, Rule 158 thereunder).

          (e)   Subject to the limitations set forth below, the Company may give notice of a suspension of the offering and sale under the Exchange Registration Statement or Shelf Registration Statement for a period or periods the Board of Directors of the Company reasonably determines to be necessary, upon the occurrence of any material corporate development or the existence of any pending material corporate development (including the acquisition or divestiture of assets or the acquisition of other business entities, sale or merger with another business entity, necessary public filings with the Commission and similar events), if as a result of such material corporate development or pending material corporate development, the Board of Directors determines in its reasonable good faith judgment that such suspension is in the best interests of the Company. Any such suspensions shall not exceed 120 days in aggregate during any 12-month period. If the Company gives such notice to suspend the resale of the Exchange Securities (during the applicable Resale Period) utilizing the prospectus contained in the Exchange Registration Statement or the disposition of the Registrable Securities pursuant to the Shelf Registration Statement, the Company and the Guarantors shall extend the period during which the Exchange Registration Statement shall be kept effective as set forth in Section 2(a) or the Shelf Registration Statement shall be kept continuously effective as set forth in Section 2(b) by the number of days during the period from and including the date of the giving of such notice to and including the date when the Participating Broker-Dealers or the Electing Holders shall have received copies of such amended or supplemented prospectus necessary to resume such resale or dispositions, respectively.

          (f)    In the event that the Company and the Guarantors would be required, pursuant to Section 3(d)(viii)(E) above, to notify the Electing Holders, the Company shall without delay prepare and furnish to each of the Electing Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g)   Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(d)(viii)(E) or Section 3(e) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Electing Holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

          (h)   In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder's intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (i)    Until the expiration of two years after the Closing Date, the Parent and the Company will not resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

        4.    Registration Expenses.

        The Company and the Guarantors agree to bear and to pay or cause to be paid promptly all expenses incident to the Company's and the Guarantors' performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the state securities and blue sky laws referred to in Section 3(d)(xii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Electing Holders may designate, including any reasonable fees and disbursements of one counsel for the Electing Holders in connection with such qualification and determination, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company and the Parent), (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and any blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in Clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Company's and the Parent's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company and the Parent (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company and the Parent), (i) any fees charged by securities rating services for rating the Securities, and (j) reasonable fees, expenses and disbursements of any other persons, including special experts, retained by the Company or the Guarantors in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, the Company and the Guarantors shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all transfer taxes, agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts (and any counsel, they in turn may retain) retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

        5.    Indemnification.

          (a)   Indemnification by the Company and the Guarantors. The Company and the Guarantors will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Registration Statement and each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company or the Guarantors to any such holder or Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder or such Electing Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein; provided further that the foregoing indemnity agreement with respect to any preliminary prospectus or prospectus shall not inure to the benefit of any Participating Broker-Dealers or any Electing Holders from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities, or any person controlling such Participating Broker-Dealer or Electing Holder, if a copy of the prospectus (or prospectus as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Participating Broker-Dealer or Electing Holder to such person, if required by law so to have been delivered and if the prospectus (or prospectus as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure was a result of the Company's failure to comply with its obligations, including prompt delivery of the prospectus (or prospectus as so amended or supplemented) to the Participating Broker-Dealers or Electing Holders.

          (b)   Indemnification by the Holders. The Company and the Guarantors may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(b) hereof, that the Company and the Guarantors shall have received an undertaking reasonably satisfactory to them (for the avoidance of doubt, such undertaking shall be satisfied by a completed Notice and Questionnaire) from the Electing Holder of such Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company and the Guarantors and their officers and directors, any underwriters and their affiliates, and all other holders of Registrable Securities and any others selling under the Shelf Registration Statement, against any losses, claims, damages or liabilities to which the Company and the Guarantors, or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company or the Guarantors to any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder expressly for use therein, including, as applicable, the information in the Notice and Questionnaire, and (ii) reimburse the Company or the Guarantors for any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder's Registrable Securities pursuant to such registration.

          (c)   Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 5, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 5(a) or 5(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)   Contribution. If for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were determined by pro rata allocation (even if the holders or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' obligations in this Section 5(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

          (e)   The obligations of the Company and the Guarantors under this Section 5 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, and each person, if any, who controls any holder, within the meaning of the Securities Act; and the obligations of the holders contemplated by this Section 5 shall be in addition to any liability which the respective holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors including any person who, with his consent, is named in any registration statement as about to become a director of the Company or the Guarantors and to each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act.

        6.    Rule 144.

        The Company and the Guarantors covenant to the holders of Registrable Securities that to the extent they shall be required to do so under the Exchange Act, the Company and the Guarantors shall timely file the reports required to be filed by them under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder's sale pursuant to Rule 144, the Company or each of the Guarantors shall deliver to such holder a written statement as to whether it has complied with such requirements.

        7.    Miscellaneous.

          (a)   No Inconsistent Agreements. The Company and the Guarantors represent, warrant, covenant and agree that they have not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement.

          (b)   Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company or the Guarantors fail to perform any of their obligations hereunder and that the Initial Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company or the Guarantors under this Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

          (c)   Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or five days after being deposited in the first class mail (registered or certified mail, postage prepaid, return receipt requested) or the next day if by air courier with guaranteed overnight delivery as follows: If to the Company or either of the Guarantors, to it at 909 Third Avenue, Suite 2863, New York, NY 10022, United States, and if to a holder, to the last address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (d)   Parties in Interest. All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

          (e)   Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

          (f)    Governing Law. This Exchange and Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (g)   Headings. The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

          (h)   Entire Agreement; Amendments. This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company, the Parent, the Intermediate Guarantors and NTL Holdings and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding affected, or which will be affected, by that amendment or waiver. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

          (i)    Inspection. For so long as this Exchange and Registration Rights Agreement shall be in effect, this Exchange and Registration Rights Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indenture and this Exchange and Registration Rights Agreement) at the offices of the Company at the address thereof set forth in Section 7(c) above or at the office of the Trustee under the Indenture.

          (j)    Counterparts. This Exchange and Registration Rights Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement by and among each of the Initial Purchasers and the Company, the Parent, the Intermediate Guarantors and NTL Holdings. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement Among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
NTL Cable PLC
By:	/s/ SCOTT E. SCHUBERT Name: Scott E. Schubert Title: Director
NTL Incorporated
By:	/s/ SCOTT E. SCHUBERT Name: Scott E. Schubert Title: Chief Financial Officer
Communications Cable Funding Corp.
By:	/s/ SCOTT E. SCHUBERT Name: Scott E. Schubert Title: Director
NTL (UK) Group, Inc.
By:	/s/ NIGEL ROBERTS Name: Nigel Roberts Title: Director
NTL Communications Limited
By:	/s/ SCOTT E. SCHUBERT Name: Scott E. Schubert Title: Director
NTL Investment Holdings Limited
By:	/s/ SCOTT E. SCHUBERT Name: Scott E. Schubert Title: Director

[Registration Rights Agreement]

Accepted on behalf of each of the Initial Purchasers as of the date hereof:

Credit Suisse First Boston (Europe) Limited

By:	/s/ MARISA D. DREW Name: Marisa D. Drew Title: Managing Director
Deutsche Bank AG London
By:	/s/ BRIAN BASSETT Name: Brian Bassett Title: Managing Director
Goldman Sachs International
By:	/s/ FRANCESCA MCWILLIAMS Name: Francesca McWilliams Title: Authorized Signatory
Morgan Stanley & Co. International Limited
By:	/s/ A. BARKLAM Name: A. Barklam Title: Executive Director

[Registration Rights Agreement]

Exhibit A

NTL Cable PLC

INSTRUCTION TO DTC PARTICIPANTS
AND
 ACCOUNT HOLDERS OF EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

(Date of Mailing)

URGENT—IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE] *

        The Depository Trust Company ("DTC") or Euroclear System as operated by Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, S.A. ("Clearstream, Luxembourg") has identified you as a DTC Participant or Account Holder of Euroclear or Clearstream, Luxembourg, as the case may be, through which beneficial interests in the aggregate principal amount of £375,000,000 principal amount of the 9.75% Senior Notes due 2014, an aggregate of U.S.$425,000,000 principal amount of the 8.57% Senior Notes due 2014 and an aggregate of €225,000,000 principal amount of the 8.75% Senior Notes due 2014 and U.S.$100,000,000 principal amount of the Floating Rate Senior Notes due 2012 (the "Securities") of NTL Cable PLC (the "Company") are held.

        The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

        It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible, as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact NTL Cable PLC, c/o NTL Incorporated, 909 Third Avenue, Suite 2863, New York, NY 10022; Telephone +1-610-667-5554, Attention: [Secretary].

*
Not less than 28 calendar days from date of mailing.

NTL Cable PLC

Notice of Registration Statement
and
Selling Securityholder Questionnaire

(Date)

        Reference is hereby made to the Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement") between NTL Cable PLC (the "Company"), NTL Incorporated (the "Parent"), Communications Cable Funding Corp. ("CCFC"), NTL (UK) Group, Inc. ("NTL UK"), NTL Communications Limited ("NTL Communications"), NTL Investment Holdings Limited ("NTL Holdings") and the Initial Purchasers named therein. Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the aggregate principal amount of up to [£[    •    ] principal amount of the 9.75% Senior Notes due 2014, an aggregate of U.S.$[    •    ] principal amount of the 8.75% Senior Notes due 2014, an aggregate of €[    •    ] principal amount of the 8.75% Senior Notes due 2014 and an aggregate of U.S.$[    •    ] principal amount of the Floating Rate Senior Notes due 2012] (the "Securities") of the Company. A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

        Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

        Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

        The term "Registrable Securities" is defined in the Exchange and Registration Rights Agreement.

ELECTION

        The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Sections 3(g), 3(h) and 5 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

        Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth in Exhibit B to the Exchange and Registration Rights Agreement.

        The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2)	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

(3)	Beneficial Ownership of Securities:
Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.
(a) Principal amount of Registrable Securities beneficially owned:
CUSIP No(s). of such Registrable Securities:
(b) Principal amount of Securities other than Registrable Securities beneficially owned: CUSIP No(s). of such other Securities:
(c) Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:
CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:
(4)	Beneficial Ownership of Other Securities of the Company and the Parent:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company or the Parent, other than the Securities listed above in Item (3).
State any exceptions here:
(5)	Relationships with the Company and the Parent:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company or the Parent (or their predecessors or affiliates) during the past three years.
State any exceptions here:

(6) Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.
State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M, or any successor provision under the Exchange Act.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder's obligation under the Exchange and Registration Rights Agreement (including Section 3(d)) to provide such information as may be required by law for inclusion in the Shelf Registration Statement and related prospectus, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:
(i)	To the Company:	NTL Cable PLC c/o NTL Incorporated 909 Third Avenue, Suite 2867 New York, NY 10012 United States Attention: [Secretary]
(ii)	With a copy to:	Fried, Frank, Harris Shriver & Jacobson (London) LLP 99 City Road London EC1Y 1AX England
		Attention:	Jeffrey Bagner, Esq. Daniel Bursky, Esq.

        Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder (Print/type full legal name of beneficial owner of Registrable Securities)
By:
Name: Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY'S COUNSEL AT:

      NTL Cable PLC
      c/o NTL Incorporated
      909 Third Avenue, Suite 2867
      New York, NY 10012
      United States
      Attention: [Secretary]

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York
NTL Cable PLC
c/o The Bank of New York
One Canada Square
London E14 5AL
England

Attention: [Trust Officer]

  Re:
  NTL Cable PLC (the "Company")

Dear Sirs:

Please be advised that                        has transferred (complete all that apply):

£                          aggregate principal amount of the    [•]% Senior Notes due 2014;

$                          aggregate principal amount of the    [•]% Senior Notes due 2014; and/or

€                          aggregate principal amount of the    [•]% Senior Notes due 2014.

pursuant to an effective Registration Statement on Form [    ] (File No. 333-            ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a "Selling Holder" in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner's name.

Dated:

Very truly yours,
(Name)
By:	(Authorized Signature)

B-1

QuickLinks

  Exhibit 4.13
  Exhibit A
  Exhibit B
NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT